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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the inclusion in the registration statement of Sunrise Technologies International, Inc. on Form S-3 of our report dated March 6, 1998, on our audit of the consolidated financial statements and financial statement schedule of Sunrise Technologies International, Inc. as of December 31, 1997 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."


                                         PricewaterhouseCoopers LLP

San Jose, CA
February 23, 1999